As filed with the Securities and Exchange Commission on February 6, 2012.
Registration No. 333-151386

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

nFinanSe Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	65-1071956
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619
(Address, including zip code, of Principal Executive Offices)

AMENDMENT NO. 1
to
2007 OMNIBUS EQUITY COMPENSATION PLAN
(Full Title of the Plan)

Raymond P. Springer
Chief Financial Officer
nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619
(813) 367-4400
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer, and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

On June 3, 2008, nFinanSe Inc. (the “Company”) filed a registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission, which registered 1,000,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”) to be offered and sold pursuant to the 2007 Omnibus Equity Compensation Plan, as amended.

This Post-Effective Amendment No. 1 to the Registration Statement is filed by the Company to de-register and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, State of Florida, on February 6, 2012.

NFINANSE INC.

By:	JERRY R. WELCH
Jerry R. Welch
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

JERRY R. WELCH	Chief Executive Officer & Director	February 6, 2012
Jerry R. Welch	(Principal Executive Officer)

RAYMOND P. SPRINGER	Chief Financial Officer	February 6, 2012
Raymond P. Springer	(Principal Financial and Accounting Officer)

DONALD A. HARRIS	Director	February 6, 2012
Donald A. Harris

BRUCE E. TERKER	Director	February 6, 2012
Bruce E. Terker